Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces the Appointment of Richard M. Sherrill to its Board of Directors

The Woodlands, TX, December 5, 2025 – Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH), today announced changes to its Board of Directors (the "Board"), including the appointment of Richard M. Sherrill to the Board, effective immediately.

Mr. Sherrill, 59, has served as a member of the Board of Talos Energy, Inc. ("Talos"; NYSE: TALO) since February 2023, an upstream oil and natural gas exploration company. Mr. Sherrill also serves as the Senior Vice President of Business Development for Howard Energy Partners, a private midstream energy infrastructure company. From 2003 to 2019, Mr. Sherrill was the President and a board member of Ceritas Energy LLC, a midstream infrastructure company focused on midstream gathering and process solutions in various onshore regions of the United States of America and backed by private equity firms Quantum Energy Partners and Energy Spectrum Partners and was a founder of the company in 2003. From 1999 to 2003, Mr. Sherrill held various senior management roles at Duke Energy Corporation, which led to his appointment as Chief Operating Officer over the company's North American commercial activities in the deregulated natural gas and power space. From 1992 to 1999, Mr. Sherrill served in various capacities for Dynegy, Inc. Prior thereto, Mr. Sherrill began his career with First Interstate Bank of Texas, now a part of Wells Fargo, serving upstream, midstream, and energy merchant clients as a component of the firm's Energy Lending Group. Mr. Sherrill graduated from the University of Texas at Austin in 1988 with a Bachelor of Business Administration degree in finance.

Chairman of the Board, Mr. Jon Biro commented, "Mr. Sherrill brings an exceptional record of business leadership and extensive industry expertise, and I welcome him to the Board. He will assume the Board seat previously held by Mr. Rob McNally, and we extend our sincere appreciation to Mr. McNally for his service and contributions."

President and CEO, Mr. Saleh Sagr commented, "Mr. Sherrill's appointment as an Independent Director will meaningfully enhance the Board's strategic depth and provide invaluable insight as the Company advances its ambitious growth agenda. I also thank Mr. McNally for his service and contributions as a member of our Board and wish him well in his future endeavors.

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH, “Perma-Pipe”, or the “Company”) is a global leader in pre-insulated piping and leak detection systems for oil and gas, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, Perma-Pipe has operations at fourteen locations in seven countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) fluctuations in the price of oil and natural gas and its impact on customer order volume for the Company's products; (ii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (iii) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve sustained profitability and positive cash flows; (vi) the Company's ability to collect a long-term account receivable related to a project in the Middle East; (vii) the Company’s ability to interpret changes in tax regulations and legislation; (viii) the Company's ability to use its net operating loss carryforwards; (ix) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s "over-time" revenue recognition; (x) the Company’s failure to establish and maintain effective internal control over financial reporting; (xi) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (xii) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xiii) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xiv) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xv) reductions or cancellations of orders included in the Company’s backlog; (xvi) risks and uncertainties specific to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the impact of pandemics and other public health crises on the Company and its operations; and (xx) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com).

Perma-Pipe International Holdings, Inc.

Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

investor@permapipe.com

847.929.1200

Source: Perma-Pipe International Holdings, Inc.